Exhibit 99.1

Press Release

Information for Investors:	Information for Media:

Steve Eagerton	Michelle Kersch
Black Knight	Black Knight
904.854.3683	904.854.5043
steven.eagerton@bkfs.com	michelle.kersch@bkfs.com

Black Knight Reports Second Quarter 2023 Financial Results

JACKSONVILLE, Fla. – August 3, 2023 – Black Knight, Inc. (NYSE: BKI), a leading provider of software, data and analytics solutions to the mortgage and consumer loan, real estate and capital markets verticals, today announced unaudited financial results for the second quarter and the six months ended June 30, 2023, as compared to the prior year periods.

Commentary:

Black Knight Executive Chairman Anthony Jabbour said, “Our second quarter results were solid in the face of a very challenging operating environment. As we look ahead to the balance of the year, we remain focused on executing our strategic initiatives and improving the company’s performance, yet we acknowledge that market conditions remain uncertain. As such, we remain steadfast in our focus to control what we can control and provide innovative solutions and exceptional service to our clients to drive shareholder value over the long-term.”

Black Knight Chief Executive Officer Joe Nackashi added, “Our second quarter results reflect a weaker than expected mortgage market coupled with the near-term effects of the proposed merger with Intercontinental Exchange. Revenue declined 4% on an organic basis driven by lower origination volumes as well as indirect effects of the mortgage market on our Originations Software business. We remain very optimistic about our long-term growth opportunities and commitment to creating value for all stakeholders. I want to thank my Black Knight colleagues for their focus and contributions and our clients for the trust they place in us to help them achieve their strategic goals.”

Second Quarter 2023 Highlights:

●	Revenues of $368.2 million, a decrease of 7%; Organic revenue decrease of 4%
●	Operating income of $60.7 million, a decrease of 21%; Operating margin of 16.5% compared to 19.5%
●	Net earnings attributable to Black Knight of $55.3 million compared to $40.3 million; Diluted EPS of $0.35 compared to $0.26; Net earnings margin of 15.0% compared to 10.2%
●	Adjusted EBITDA of $160.5 million, a decrease of 16%; Adjusted EBITDA margin was 43.6% compared to 48.3%; Adjusted EBITDA for the 2022 period includes $6.1 million related to the TitlePoint line of business sold in January 2023
●	Adjusted operating income of $122.8 million, a decrease of 19%; Adjusted operating margin of 33.4% compared to 38.3%; Adjusted operating income for the 2022 period includes $5.7 million related to the TitlePoint line of business sold in January 2023
●	Adjusted net earnings of $69.2 million, a decrease of 31%; Adjusted EPS of $0.44, a decrease of 32%

Second Quarter 2023 Segment Highlights:

Software Solutions

●	Revenues of $323.6 million, a decrease of 5% on a reported and organic basis
●	EBITDA of $168.1 million, a decrease of 12%; EBITDA margin of 51.9% compared to 56.2%
●	Operating income of $134.1 million, a decrease of 13%; Operating margin of 41.4% compared to 45.6%

Data and Analytics

●	Revenues of $44.6 million, a decrease of 19%; Organic revenue decrease of 1%
●	EBITDA of $10.7 million, a decrease of 40%; EBITDA margin of 24.0% compared to 32.1%
●	Operating income of $6.8 million, a decrease of 50%; Operating margin of 15.2% compared to 24.9%
●	Results for the 2022 period include the TitlePoint line of business that was sold in January 2023

Year-to-Date 2023 Highlights:

●	Revenues of $750.4 million, a decrease of 4%; Organic revenue decrease of 1%
●	Operating income of $141.7 million, a decrease of 10%; Operating margin of 18.9% compared to 20.1%
●	Net earnings attributable to Black Knight of $197.1 million compared to $404.9 million; Diluted EPS of $1.27 compared to $2.60; Net earnings margin of 26.3% compared to 51.5%; for the year-to-date 2023 and 2022 periods, the effect of our investment in Dun & Bradstreet Holdings, Inc. (“DNB”) was a decrease in Net earnings attributable to Black Knight of $1.9 million, or $0.01 per diluted share, and an increase of $303.0 million, or $1.95 per diluted share, respectively, including a gain of $305.4 million, net of tax, or $1.96 per diluted share, recognized as a result of the exchange of shares of DNB common stock as part of the consideration for acquiring the remaining 40% interest in Optimal Blue Holdco, LLC (“Optimal Blue Holdco”) in February 2022
●	Adjusted EBITDA of $341.2 million, a decrease of 10%; Adjusted EBITDA margin was 45.5% compared to 48.8%; Adjusted EBITDA for the 2022 period includes $13.4 million related to the TitlePoint line of business sold in January 2023
●	Adjusted operating income of $265.4 million, a decrease of 12%; Adjusted operating margin of 35.4% compared to 38.7%; Adjusted operating income for the 2022 period includes $12.6 million related to the TitlePoint line of business sold in January 2023
●	Adjusted net earnings of $157.0 million, a decrease of 21%; Adjusted EPS of $1.01, a decrease of 20%

Year-to-Date 2023 Segment Highlights:

Software Solutions

●	Revenues of $660.3 million, a decrease of 1% on a reported and organic basis
●	EBITDA of $354.8 million, a decrease of 6%; EBITDA margin of 53.7% compared to 56.5%
●	Operating income of $286.7 million, a decrease of 7%; Operating margin of 43.4% compared to 45.9%

Data and Analytics

●	Revenues of $90.1 million, a decrease of 19%; Organic revenue decrease of 0.4%
●	EBITDA of $22.9 million, a decrease of 38%; EBITDA margin of 25.4% compared to 32.9%
●	Operating income of $15.0 million, a decrease of 48%; Operating margin of 16.6% compared to 25.9%
●	Results for the 2022 period include the TitlePoint line of business that was sold in January 2023

Other Highlights:

●	As of June 30, 2023, we owned 18.5 million shares of DNB common stock, which had a fair value of $213.7 million before tax based on DNB’s closing price of $11.57 as of June 30, 2023. As of June 30, 2023, we no longer have significant influence over DNB and our investment is accounted for at fair value in accordance with ASC 321: Investments – Equity Securities. As a result of the change in accounting method, we recorded an unrealized gain of $55.8 million before tax. The effect of the fair value adjustment was an increase in Net earnings attributable to Black Knight of $41.6 million, or $0.27 per diluted share, based on our statutory income tax rate of 25.5%.
●	As of June 30, 2023, we had cash and cash equivalents of $15.9 million, debt of $2,445.7 million and available capacity of $648.0 million on our revolving credit facility.

ICE Transaction

On May 4, 2022, we entered into a definitive agreement to be acquired by Intercontinental Exchange, Inc. (“ICE”) (the “Original Merger Agreement”) a leading global provider of data, technology, and market infrastructure. On March 7, 2023, we entered into Amendment No. 1 to the Original Merger Agreement (the “Amendment” and the Original Merger Agreement, as amended by the Amendment, the “Merger Agreement”), which provides for, among other things, a reduction in the merger consideration, valuing Black Knight at $75.00 per share, or a market value of $11.7 billion, with consideration in the form of a mix of approximately $68.00 per share in cash and stock with an exchange ratio of 0.0682 based on ICE’s 10-day volume weighted average price as of March 3, 2023 of $102.62 (the “ICE Transaction”). The ICE Transaction is expected to close in the third or fourth quarter of 2023, subject to regulatory clearance and the satisfaction of customary closing conditions.

In connection with entering into the Amendment, on March 7, 2023, we entered into an Equity Purchase Agreement (the “Empower Divestiture Agreement”) with Constellation Web Solutions Inc., a subsidiary of Constellation Software Inc. (“Constellation”) and (solely for the purposes set forth in the Empower Divestiture Agreement) ICE, pursuant to which, after the closing of the ICE Transaction, Constellation will purchase our Empower® LOS business, including its ExchangeSM, LendingSpace and AIVA solutions (the “Empower Divestiture Transaction”).

On July 14, 2023, we entered into an Equity Purchase Agreement (the “OB Divestiture Agreement”) with a subsidiary of Constellation, and (solely for the purposes set forth in the OB Divestiture Agreement) ICE, pursuant to which, after the closing of the ICE Transaction, Constellation will purchase our Optimal Blue business (the “OB Divestiture Transaction”).

Each of the Empower Divestiture Agreement and the OB Divestiture Agreement was entered into in order to address certain alleged antitrust concerns raised by the United States Federal Trade Commission (“FTC”) regarding the ICE Transaction and each is subject to customary closing conditions, including but not limited to the prior completion of the ICE Transaction.

Business Outlook

As a result of the proposed ICE Transaction, Black Knight has suspended the practice of providing forward-looking guidance. In addition, Black Knight will not be hosting a conference call related to its second quarter 2023 financial results.

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

About Black Knight

Black Knight, Inc. (NYSE:BKI) is an award-winning software, data and analytics company that drives innovation in the mortgage lending and servicing and real estate industries, as well as the capital and secondary markets. Businesses leverage our robust, integrated solutions across the entire homeownership life cycle to help retain existing customers, gain new customers, mitigate risk and operate more effectively.

Our clients rely on our proven, comprehensive, scalable products and our unwavering commitment to delivering superior client support to achieve their strategic goals and better serve their customers. For more information on Black Knight, please visit www.blackknightinc.com.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures, including Organic revenue, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted operating income, Adjusted operating margin, Adjusted net earnings and Adjusted EPS. These are important financial measures for us but are not financial measures as defined by generally accepted accounting principles ("GAAP"). The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, including determining a portion of executive compensation. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. By disclosing these non-GAAP financial measures, we believe we offer investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates the company.

These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, operating margin, net earnings, net earnings per share, net earnings margin or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Revenues, EBITDA, EBITDA margin, Operating income and Operating margin for the Software Solutions and Data and Analytics segments are presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. These measures are reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, these measures are excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission’s ("SEC") Regulation G and Item 10(e) of Regulation S-K.

Organic revenue - We define Organic revenue as the change in Revenues for the current period compared to an adjusted revenue base for the prior period, which is adjusted to add pre-acquisition revenues of acquired businesses for the portion of the prior year matching the portion of the current year that we owned the acquired businesses, and subtract pre-divestiture revenues for divested businesses for the portion of the prior year matching the portion of the current year for which the business was not owned.

Adjusted EBITDA - We define Adjusted EBITDA as Net earnings attributable to Black Knight, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	Depreciation and amortization;
●	Impairment charges;
●	Interest expense, net;
●	Income tax expense;
●	Other (income) expense, net;
●	Equity in losses of unconsolidated affiliates, net of tax;
●	Gains related to investments in unconsolidated affiliates, net of tax;
●	Net losses attributable to redeemable noncontrolling interests;
●	equity-based compensation, including certain related payroll taxes;

●	acquisition-related costs, including costs pursuant to purchase agreements;
●	costs related to the ICE Transaction; and
●	costs associated with expense reduction initiatives.

These adjustments are reflected in Corporate and Other.

Adjusted EBITDA margin - Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Revenues.

Adjusted operating income – We define Adjusted operating income as Operating income, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	equity-based compensation, including certain related payroll taxes;
●	acquisition-related costs, including costs pursuant to purchase agreements;
●	costs related to the ICE Transaction;
●	costs associated with expense reduction initiatives; and
●	the net incremental depreciation and amortization adjustments associated with the application of purchase accounting.

These adjustments are reflected in Corporate and Other.

Adjusted operating margin - Adjusted operating margin is calculated by dividing Adjusted operating income by Revenues.

Adjusted net earnings - We define Adjusted net earnings as Net earnings attributable to Black Knight with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	equity in losses of unconsolidated affiliates, net of tax;
●	gains related to investments in unconsolidated affiliates, net of tax;
●	gain related to the TitlePoint transaction;
●	unrealized gain related to investment in DNB;
●	the net incremental depreciation and amortization adjustments associated with the application of purchase accounting;
●	equity-based compensation, including certain related payroll taxes;
●	acquisition-related costs, including costs pursuant to purchase agreements;
●	costs related to the ICE Transaction;
●	costs associated with expense reduction initiatives;
●	costs and settlement (gains) losses associated with significant legal matters;
●	adjustment for income tax expense primarily related to the tax effect of the non-GAAP adjustments and a discrete income tax benefit related to the establishment of a deferred tax asset as a result of our reorganization of certain wholly-owned subsidiaries; and
●	adjustment for redeemable noncontrolling interests primarily related to the effect of the non-GAAP adjustments.

Adjusted EPS - Adjusted EPS is calculated by dividing Adjusted net earnings by the diluted weighted average shares of common stock outstanding.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Black Knight management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Black Knight undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties that forward-looking statements are subject to include, but are not limited to:

●	the occurrence of any event, change, or other circumstance that could give rise to a right in favor of ICE or us to terminate the definitive merger agreement governing the terms and conditions of the ICE Transaction;
●	the possibility that the proposed ICE Transaction, the Empower Divestiture Transaction or the OB Divestiture Transaction do not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect ICE or us or the expected benefits of the proposed ICE Transaction);
●	the outcome of the FTC’s lawsuits filed against us and ICE seeking to block the consummation of the ICE Transaction and of any other legal proceedings that may be instituted against us or ICE;
●	business uncertainties and contractual restrictions while the ICE Transaction is pending, which could adversely affect our business and operations;
●	the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters;
●	changes to our relationships with our top clients, whom we rely on for a significant portion of our revenues and profit;
●	our ability to comply with or changes to the laws, rules and regulations that affect our and our clients’ businesses;
●	our ability to adapt our solutions to technological changes or evolving industry standards or to achieve our growth strategies;
●	increase in the availability of free or relatively inexpensive information;
●	our ability to protect our proprietary software and information rights;
●	our dependence on our ability to access data from external sources;
●	delays or difficulty in developing or implementing new, enhanced or existing software, data or hosting solutions;
●	changes in general economic, business, regulatory and political conditions, particularly as they affect the mortgage industry;
●	risks associated with the recruitment and retention of our skilled workforce;
●	impacts to our business operations caused by the occurrence of a catastrophe or global crisis;
●	our investment in DNB;
●	security breaches against our information systems or breaches involving our third-party vendors;
●	our ability to successfully consummate, integrate and achieve the intended benefits of acquisitions;
●	our existing indebtedness and any additional significant debt we incur; and
●	other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information”, “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the SEC.

BLACK KNIGHT, INC.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$15.9	$12.2
Trade receivables, net	205.4	193.5
Prepaid expenses and other current assets	147.7	132.1
Receivables from related parties	—	0.1
Current assets held for sale	—	5.8
Total current assets	369.0	343.7
Property and equipment, net	129.2	143.0
Software, net	424.9	443.7
Other intangible assets, net	408.8	470.1
Goodwill	3,747.8	3,747.8
Investments	224.1	171.0
Deferred contract costs, net	189.2	192.6
Other non-current assets	275.5	246.2
Non-current assets held for sale	—	73.5
Total assets	$5,768.5	$5,831.6
LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable and other accrued liabilities	$68.9	$66.5
Income taxes payable	23.4	28.4
Accrued compensation and benefits	70.9	82.8
Current portion of debt	43.8	33.6
Deferred revenues	50.3	59.9
Total current liabilities	257.3	271.2
Deferred revenues	31.1	42.4
Deferred income taxes	204.9	227.5
Long-term debt, net of current portion	2,401.9	2,621.7
Other non-current liabilities	46.4	47.9
Total liabilities	2,941.6	3,210.7

Redeemable noncontrolling interests	43.4	47.6

Equity:
Additional paid-in capital	1,363.7	1,398.2
Retained earnings	1,609.4	1,417.1
Accumulated other comprehensive loss	(2.1)	(6.3)
Treasury stock, at cost	(187.5)	(235.7)
Total shareholders' equity	2,783.5	2,573.3
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$5,768.5	$5,831.6

BLACK KNIGHT, INC.

Consolidated Statements of Earnings

(In millions, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenues	$368.2	$394.5	$750.4	$781.7
Expenses:
Operating expenses	214.4	216.8	427.5	424.7
Depreciation and amortization	82.1	92.5	164.7	184.0
Transition and integration costs	11.0	8.2	16.5	15.8
Total expenses	307.5	317.5	608.7	624.5
Operating income	60.7	77.0	141.7	157.2
Other income and expense:
Interest expense, net	(33.5)	(22.6)	(63.6)	(43.7)
Other income (expense), net	50.0	(2.4)	188.0	(3.6)
Total other income (expense), net	16.5	(25.0)	124.4	(47.3)
Earnings before income taxes and equity in (losses) earnings of unconsolidated affiliates	77.2	52.0	266.1	109.9
Income tax expense	21.2	11.6	67.1	10.5
Earnings before equity in (losses) earnings of unconsolidated affiliates	56.0	40.4	199.0	99.4
Equity in (losses) earnings of unconsolidated affiliates, net of tax	(0.7)	(0.1)	(1.9)	303.0
Net earnings	55.3	40.3	197.1	402.4
Net losses attributable to redeemable noncontrolling interests	—	—	—	2.5
Net earnings attributable to Black Knight	$55.3	$40.3	$197.1	$404.9

Net earnings per share attributable to Black Knight shareholders:
Basic	$0.36	$0.26	$1.27	$2.62
Diluted	$0.35	$0.26	$1.27	$2.60
Weighted average shares of common stock outstanding:
Basic	155.0	154.5	154.8	154.4
Diluted	155.9	155.6	155.7	155.5

BLACK KNIGHT, INC.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net earnings	$197.1	$402.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	164.7	184.0
Amortization of debt issuance costs and original issue discount	2.0	1.9
Gain related to the TitlePoint transaction	(145.4)	—
Unrealized gain related to investment in DNB	(55.8)	—
Deferred income taxes, net	(21.8)	(144.9)
Equity in losses (earnings) of unconsolidated affiliates, net of tax	1.9	(303.0)
Equity-based compensation	17.9	23.6
Changes in assets and liabilities:
Trade receivables, including receivables from related parties	(11.7)	(17.4)
Prepaid expenses and other assets	(42.3)	(28.1)
Deferred contract costs	(18.3)	(21.7)
Deferred revenues	(20.9)	(15.3)
Trade accounts payable and other liabilities	(22.9)	8.3
Net cash provided by operating activities	44.5	89.8
Cash flows from investing activities:
Additions to property and equipment	(4.1)	(11.8)
Additions to software	(44.9)	(43.7)
Proceeds from the TitlePoint transaction	224.2	—
Other investing activities	—	(4.0)
Net cash provided by (used in) investing activities	175.2	(59.5)
Cash flows from financing activities:
Revolver borrowings	250.3	585.8
Revolver payments	(443.3)	(195.1)
Term loan payments	(14.4)	(14.4)
Payments made for redeemable noncontrolling interests	—	(433.5)
Tax withholding payments for restricted share vesting	(8.4)	(11.0)
Finance lease payments	—	(0.8)
Other financing activities	(0.2)	(0.4)
Net cash used in financing activities	(216.0)	(69.4)
Net increase (decrease) in cash and cash equivalents	3.7	(39.1)
Cash and cash equivalents, beginning of period	12.2	77.1
Cash and cash equivalents, end of period	$15.9	$38.0
Supplemental cash flow information:
Interest paid, net	$(59.1)	$(41.9)
Income taxes paid, net	$(94.9)	$(124.3)

BLACK KNIGHT, INC.

Segment Information

(In millions)

(Unaudited)

	Three months ended June 30, 2023
	Software	Data and	Corporate and
	Solutions	Analytics	Other		Total
Revenues	$323.6	$44.6	$—		$368.2
Expenses:
Operating expenses	155.5	33.9	25.0	(1)	214.4
Transition and integration costs	—	—	11.0	(2)	11.0
EBITDA	168.1	10.7	(36.0)		142.8
Depreciation and amortization	34.0	3.9	44.2	(3)	82.1
Operating income (loss)	134.1	6.8	(80.2)		60.7
Interest expense, net					(33.5)
Other income, net					50.0
Earnings before income taxes and equity in losses of unconsolidated affiliates					77.2
Income tax expense					21.2
Earnings before equity in losses of unconsolidated affiliates					56.0
Equity in losses of unconsolidated affiliates, net of tax					(0.7)
Net earnings					$55.3

	Three months ended June 30, 2022
	Software	Data and	Corporate and
	Solutions	Analytics	Other		Total
Revenues	$339.4	$55.1	$—		$394.5
Expenses:
Operating expenses	148.7	37.4	30.7	(1)	216.8
Transition and integration costs	—	—	8.2	(2)	8.2
EBITDA	190.7	17.7	(38.9)		169.5
Depreciation and amortization	35.9	4.0	52.6	(3)	92.5
Operating income (loss)	154.8	13.7	(91.5)		77.0
Interest expense, net					(22.6)
Other expense, net					(2.4)
Earnings before income taxes and equity in losses of unconsolidated affiliates					52.0
Income tax expense					11.6
Earnings before equity in losses of unconsolidated affiliates					40.4
Equity in losses of unconsolidated affiliates, net of tax					(0.1)
Net earnings attributable to Black Knight					$40.3

BLACK KNIGHT, INC.

Segment Information (Continued)

(In millions)

(Unaudited)

	Six months ended June 30, 2023
	Software	Data and	Corporate
	Solutions	Analytics	and Other		Total
Revenues	$660.3	$90.1	$—		$750.4
Expenses:
Operating expenses	305.5	67.2	54.8	(1)	427.5
Transition and integration costs	—	—	16.5	(2)	16.5
EBITDA	354.8	22.9	(71.3)		306.4
Depreciation and amortization	68.1	7.9	88.7	(3)	164.7
Operating income (loss)	286.7	15.0	(160.0)		141.7
Interest expense, net					(63.6)
Other income, net					188.0
Earnings before income taxes and equity in losses of unconsolidated affiliates					266.1
Income tax expense					67.1
Earnings before equity in losses of unconsolidated affiliates					199.0
Equity in losses of unconsolidated affiliates, net of tax					(1.9)
Net earnings					$197.1

	Six months ended June 30, 2022
	Software	Data and	Corporate
	Solutions	Analytics	and Other		Total
Revenues	$670.1	$111.6	$—		$781.7
Expenses:
Operating expenses	291.2	74.9	58.6	(1)	424.7
Transition and integration costs	—	—	15.8	(2)	15.8
EBITDA	378.9	36.7	(74.4)		341.2
Depreciation and amortization	71.0	7.8	105.2	(3)	184.0
Operating income (loss)	307.9	28.9	(179.6)		157.2
Interest expense, net					(43.7)
Other expense, net					(3.6)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					109.9
Income tax expense					10.5
Earnings before equity in earnings of unconsolidated affiliates					99.4
Equity in earnings of unconsolidated affiliates, net of tax					303.0
Net earnings					402.4
Net losses attributable to redeemable noncontrolling interests					2.5
Net earnings attributable to Black Knight					$404.9

(1)	Operating expenses for Corporate and Other includes equity-based compensation, including certain related payroll taxes, of $6.7 million and $13.0 million for the three months ended June 30, 2023 and 2022, respectively, and $18.3 million and $24.2 million for the six months ended June 30, 2023 and 2022, respectively.
(2)	Transition and integration costs primarily consists of costs related to the ICE Transaction and costs associated with acquisitions.
(3)	Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of Revenues to Organic Revenue

	Three months ended June 30,
	2023	2022
	As	As	Pre-divestiture	Adjusted	Organic
	reported	reported	revenues(1)	base	revenue
Servicing Software	$221.5	$221.7	$—	$221.7	—%
Origination Software	102.1	117.7	—	117.7	(13)%
Software Solutions	323.6	339.4	—	339.4	(5)%
Data and Analytics	44.6	55.1	(10.0)	45.1	(1)%
Revenues	$368.2	$394.5	$(10.0)	$384.5	(4)%

Note: Amounts may not recalculate due to rounding.

(1)	Includes revenues related to the TitlePoint line of business for the three months ended June 30, 2022.

	Six months ended June 30,
	2023	2022
	As	As	Pre-divestiture	Adjusted	Organic
	reported	reported	revenues(1)	base	revenue
Servicing Software	$442.6	$444.3	$—	$444.3	—%
Origination Software	217.7	225.8	—	225.8	(4)%
Software Solutions	660.3	670.1	—	670.1	(1)%
Data and Analytics	90.1	111.6	(21.1)	90.5	—%
Revenues	$750.4	$781.7	$(21.1)	$760.6	(1)%

Note: Amounts may not recalculate due to rounding.

(1)	Includes revenues related to the TitlePoint line of business for the six months ended June 30, 2022.

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(In millions)

(Unaudited)

Reconciliation of Net Earnings to Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net earnings attributable to Black Knight	$55.3	$40.3	$197.1	$404.9
Depreciation and amortization	82.1	92.5	164.7	184.0
Interest expense, net	33.5	22.6	63.6	43.7
Income tax expense	21.2	11.6	67.1	10.5
Other (income) expense, net	(50.0)	2.4	(188.0)	3.6
Equity in losses of unconsolidated affiliates, net of tax	0.7	0.1	1.9	2.4
Gain related to investment in unconsolidated affiliates, net of tax	—	—	—	(305.4)
Net losses attributable to redeemable noncontrolling interests	—	—	—	(2.5)
EBITDA	142.8	169.5	306.4	341.2
Equity-based compensation	6.7	13.0	18.3	24.2
Acquisition-related costs	0.7	1.1	0.7	8.7
ICE Transaction-related costs	10.3	6.4	15.8	6.4
Expense reduction initiatives	—	0.7	—	0.7
Adjusted EBITDA	$160.5	$190.7	$341.2	$381.2
Net earnings margin	15.0%	10.2%	26.3%	51.5%
Adjusted EBITDA margin	43.6%	48.3%	45.5%	48.8%

Reconciliation of Operating Income to Adjusted Operating Income

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Operating income	$60.7	$77.0	$141.7	$157.2
Equity-based compensation	6.7	13.0	18.3	24.2
Acquisition-related costs	0.7	1.1	0.7	8.7
ICE Transaction-related costs	10.3	6.4	15.8	6.4
Expense reduction initiatives	—	0.7	—	0.7
Depreciation and amortization purchase accounting adjustment	44.4	52.8	88.9	105.4
Adjusted operating income	$122.8	$151.0	$265.4	$302.6
Operating margin	16.5%	19.5%	18.9%	20.1%
Adjusted operating margin	33.4%	38.3%	35.4%	38.7%

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(In millions)

(Unaudited)

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net earnings attributable to Black Knight	$55.3	$40.3	$197.1	$404.9
Equity in losses of unconsolidated affiliates, net of tax	0.7	0.1	1.9	2.4
Gain related to investment in unconsolidated affiliates, net of tax	—	—	—	(305.4)
Gain related to the TitlePoint transaction	—	—	(145.4)	—
Unrealized gain related to investment in DNB	(55.8)	—	(55.8)	—
Depreciation and amortization purchase accounting adjustment (1)	44.4	52.8	88.9	105.4
Equity-based compensation	6.7	13.0	18.3	24.2
Acquisition-related costs	0.7	1.1	0.7	8.7
ICE Transaction-related costs	10.3	6.4	15.8	6.4
Expense reduction initiatives	—	0.7	—	0.7
Legal matters	5.7	2.4	13.2	3.7
Income tax expense adjustment (2)	1.2	(16.3)	22.3	(47.4)
Redeemable noncontrolling interests adjustment (3)	—	—	—	(5.8)
Adjusted net earnings	$69.2	$100.5	$157.0	$197.8

Adjusted EPS	$0.44	$0.65	$1.01	$1.27
Weighted average shares outstanding, diluted	155.9	155.6	155.7	155.5

(1)	Components of the depreciation and amortization purchase accounting adjustment are as follows:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Other intangible assets	$30.6	$36.8	$61.3	$73.6
Software	13.6	15.8	27.2	31.4
Property and equipment	0.2	0.2	0.4	0.4
Depreciation and amortization purchase accounting adjustment	$44.4	$52.8	$88.9	$105.4

(2)	For the six months ended June 30, 2022, the income tax expense adjustment includes a discrete income tax benefit of $14.1 million related to the establishment of a deferred tax asset as a result of our reorganization of certain wholly-owned subsidiaries within the Optimal Blue partnership investment structure.
(3)	The redeemable noncontrolling interests adjustment primarily includes the effect of the net incremental depreciation and amortization adjustments associated with the application of purchase accounting.